UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant / /
Filed by a Party other than the Registrant /x/

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for the use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/x/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-12

                           THE TOWN AND COUNTRY TRUST
                (Name of Registrant As Specified In Its Charter)

                          MAGAZINE ACQUISITION GP LLC
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/      No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)       Title of each class of securities to which transaction applies:

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2)       Aggregate number of securities to which transaction applies:

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3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)       Proposed maximum aggregate value of transaction:

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/ /      Fee paid previously with preliminary materials.

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/ /      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)       Amount previously paid:

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4)       Date filed:

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

FOR IMMEDIATE RELEASE:

THE TOWN AND COUNTRY TRUST AND MAGAZINE ACQUISITION AGREE TO INCREASED PRICE PER COMMON SHARE OF TCT OR LIMITED PARTNERSHIP UNIT OF OPERATING PARTNERSHIP TO $40.20 FROM $33.90
TCT Shareholder Vote Remains Scheduled for March 9, 2006

BALTIMORE, MD. AND NEW YORK, N.Y., FEBRUARY 16, 2006 - The Town and Country Trust (NYSE:TCT), a multifamily real estate investment trust, and Magazine Acquisition GP LLC, a joint venture investment vehicle formed by affiliates of Morgan Stanley Real Estate, Onex Real Estate and Sawyer Realty Holdings LLC, today announced that they have amended their existing merger agreement to increase the price per common share of TCT or limited partnership unit of TCT's operating partnership to $40.20 from $33.90, plus a pro-rata payment in respect of TCT dividends as contemplated by their existing agreement and plan of merger. TCT's board of trustees unanimously approved the amendment to the merger agreement with Magazine Acquisition and recommends that TCT's shareholders vote in favor of the amended merger agreement at the previously scheduled March 9, 2006 shareholders meeting.

Lazard Freres & Co. LLC acted as financial advisor to TCT, and Skadden, Arps, Slate, Meagher & Flom LLP, Venable LLP and Squire, Sanders & Dempsey LLP provided legal advice. Morgan Stanley acted as financial advisor to Magazine Acquisition and Wachtell, Lipton, Rosen & Katz and Jones Day provided legal advice.

TCT will promptly file updated materials with the Securities and Exchange Commission (SEC), including a supplement to the existing proxy statement.

ABOUT THE TOWN AND COUNTRY TRUST

TCT is a multifamily real estate investment trust that owns and operates 38 apartment communities with 13,182 apartment homes in the Mid-Atlantic states and Florida. Additional information regarding TCT can be found on TCT 's web site at WWW.TCTRUST.COM.


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ABOUT MORGAN STANLEY REAL ESTATE

Morgan Stanley Real Estate is comprised of three major global businesses:
Investing, Banking, and Lending. Since 1991, Morgan Stanley has acquired $73.1 billion of real estate assets worldwide and currently has approximately $40 billion in real estate assets on behalf of its clients. Morgan Stanley Real Estate provides a complete range of market-leading investment banking services to its clients including advice on strategy, mergers, acquisitions and restructurings, as well as underwriting public and private debt and equity financings. Morgan Stanley is also a global leader in real estate lending and, using its own capital, originated upwards of $24 billion in commercial mortgages in 2005. Morgan Stanley is a global financial services firm and a market leader in securities, investment management, and credit services. With more than 600 offices in 28 countries, Morgan Stanley connects people, ideas and capital to help clients achieve their financial aspirations.

ABOUT ONEX REAL ESTATE

Onex Real Estate was formed by Onex Corporation in January 2005 to invest in real estate assets in North America. Onex Corporation is a diversified company with annual consolidated revenues of approximately C$16 billion and consolidated assets of approximately C$15 billion. Onex is one of Canada's largest companies with global operations in service, manufacturing and technology industries. Its operating companies include Celestica Inc., Spirit AeroSystems, Inc., Emergency Medical Services Corporation, Skilled Healthcare Group, Inc., ClientLogic Corporation, Cineplex Entertainment Limited Partnership, J.L. French Automotive Castings, Inc., Res-Care, Inc., Cosmetic Essence, Inc., Center for Diagnostic Imaging, Inc. and Radian Communication Services Corporation. Onex shares trade on the Toronto Stock Exchange under the stock symbol OCX.SV.

ABOUT SAWYER REALTY HOLDINGS LLC

Sawyer Realty Holdings LLC is a privately-held, full service, multifamily real estate investment and property management firm based in College Park, Maryland and Needham, Massachusetts. Currently, Sawyer's multifamily portfolio consists of approximately 25,500 apartment units in 94 multifamily communities located in 10 states and the District of Columbia. The Maryland Multi-Housing Association currently ranks Sawyer as the largest landlord in the metropolitan Baltimore market, with 35 communities and approximately 10,500 units under management. Sawyer employs a total of 680 people, 375 of whom are located in the Maryland, DC and Virginia area. Sawyer currently manages 42 communities that are located within a 15-mile radius of one or more Town and Country properties. In addition, Sawyer operates 15 properties with over 3,400 units in the State of Florida, another core Town and Country market.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release are forward-looking statements within the meaning of Federal Securities Law. Although TCT and Magazine Acquisition believe expectations reflected in such forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be achieved. Forward-looking statements can be identified by the use of the words "project," "believe," "expect," "anticipate," "intend," "estimate," "assume," and other similar expressions that predict or indicate future events, achievements or trends or that do not relate to historical matters.

Forward-looking statements in this press release include, without limitation, statements relating to the anticipated closing date of the transaction and the possibility that any of the conditions to closing, including those outside the control of TCT, will be satisfied. TCT does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect


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current expectations of the approximate outcomes of the matters discussed.
Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond TCT's control. The reader is cautioned to make his/her own judgment with regard to the statements discussed in this press release and the assumptions noted by TCT herein.

Many factors may cause actual results and TCT's actual performance to differ materially from the anticipated future results or performance expressed or implied by these forward-looking statements. Certain of the factors that could cause actual results or TCT's actual performance to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, disruption to TCT's business as a result of the announcement and pendency of the merger, maintaining relationship with customers, employees and partners, general economic conditions, local real estate conditions and other risks detailed from time to time in TCT's SEC reports, including the annual report on form 10-K for the year ended December 31, 2004.

MORE INFORMATION

In connection with TCT's solicitation of proxies with respect to the meeting of shareholders called in connection with the proposed merger with Magazine Acquisition, TCT has filed with the SEC a definitive proxy statement which was mailed to shareholders on or around January 30, 2006. TCT will promptly file updated materials with the SEC, including a supplement to the existing proxy statement. SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND THE PROXY SUPPLEMENT, WHEN AVAILABLE, DISTRIBUTED TO SHAREHOLDERS BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain, free-of-charge, a copy of the definitive proxy statement, the proxy supplement, when available, and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Shareholders may also obtain a free-of-charge copy of the definitive proxy statement, the proxy supplement, when available, and other relevant documents by directing a request by mail or telephone to The Town and Country Trust, 300 East Lombard Street, Baltimore, Maryland 21202, Attention:
Secretary, telephone: (410) 539-7600, or from TCT's website at www.tctrust.com.

TCT and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from shareholders of TCT in favor of the proposed merger with Magazine Acquisition. Information regarding the persons who may be considered "participants" in the solicitation of proxies, including their beneficial ownership of TCT common stock as of January 26, 2005, is set forth in TCT's definitive proxy statement as filed with the SEC. Information regarding the trustees and executive officers of TCT is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC in March 2005 and may be obtained free of charge at the SEC's website at www.sec.gov or at TCT's website at www.tctrust.com. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

FOR FURTHER DETAILS CONTACT THE TOWN AND COUNTRY TRUST:

Harvey Schulweis                                       Joseph Calabrese

Chairman and Chief Executive Officer                   (Investor Inquiries)

The Town and Country Trust                             Financial Relations Board

(212) 407-2170                                         (212) 827-3772


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